Exhibit 99.1

LETTER OF TRANSMITTAL

TENNECO INC.

OFFER TO EXCHANGE

7 3/4% Senior Notes due 2018, Series B
which have been registered under the Securities Act of 1933, as amended,
pursuant to the Prospectus, dated          ,      for All Issued and Outstanding
7 3/4% Senior Notes due 2018, Series A, issued on August 3, 2010.

The Exchange Offer will expire at 5:00 p.m. New York City time on          , 2011, unless the Exchange Offer is extended. Tenders may be withdrawn prior to 5:00 p.m. New York City time on the expiration date.

The Exchange Agent for the Exchange Offer is:
U.S. Bank National Association (the “Exchange Agent”)

By Registered and Certified Mail:	By Facsimile: (Eligible Guarantor Institutions Only)	By Overnight Courier or Regular Mail:	By Hand Delivery:
U.S. Bank Corporate Trust	(651) 495-8158	U.S. Bank Corporate Trust	U.S. Bank Corporate Trust
Services Attn: Lori Buckles Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107	To Confirm by Telephone or for Information Call: (651) 495-3520	Services Attn: Lori Buckles Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107	Services Attn: Lori Buckles Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107

Delivery of this letter of transmittal to an address other than those listed above, or transmission of instructions by facsimile other than as set forth above, will not constitute a valid delivery of your Old Notes.

By signing this Letter of Transmittal (this “LETTER OF TRANSMITTAL”), you hereby acknowledge that you have received and reviewed the Prospectus, dated          ,      (the “PROSPECTUS”), of Tenneco Inc. (the “COMPANY”) and this Letter of Transmittal. The Prospectus, together with this Letter of Transmittal, constitutes the Company’s offer to exchange (the “EXCHANGE OFFER”) an aggregate principal amount of up to $225,000,000 of the Company’s 7 3/4% Senior Notes due 2018, Series B (the “EXCHANGE NOTES”), which have been registered under the Securities Act of 1933, as amended (the “SECURITIES ACT”), for a like principal amount of the Company’s issued and outstanding 7 3/4% Senior Notes due 2018, Series A, issued on August 3, 2010 (the “OLD NOTES”). The Exchange Notes will be fully and unconditionally and jointly and severally guaranteed by all of our domestic subsidiaries that guarantee the Old Notes. The Old Notes were issued in offerings under Rule 144A and Regulation S of the Securities Act that were not registered under the Securities Act. This Exchange Offer is being extended to all holders of the Old Notes.

If you decide to tender your Old Notes, and the Company accepts the Old Notes, this will constitute a binding agreement between you and the Company, subject to the terms and conditions set forth in the Prospectus and this Letter of Transmittal. You must do one of the following prior to the expiration of the Exchange Offer to participate in the Exchange Offer:

•	tender your Old Notes by sending the certificates for your Old Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by this Letter of Transmittal to the Exchange Agent at one of the addresses listed above; or

•	tender your Old Notes by using the book-entry transfer procedures described in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering the Old Notes,” and transmitting this Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined below) instead of this Letter of Transmittal to the Exchange Agent.

In order for a book-entry transfer to constitute a valid tender of your Old Notes in the Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a “BOOK-ENTRY CONFIRMATION”) of your Old Notes into the Exchange Agent’s account at The Depository Trust Company prior to the expiration of the Exchange Offer. The term “AGENT’S MESSAGE” means a message transmitted by The Depository Trust Company, received by the exchange agent and forming part of the book-entry confirmation, to the effect that: (1) The Depository Trust Company has received an express acknowledgement from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of such book-entry confirmation; (2) such participant has received and agrees to be bound by the terms of the Prospectus and the Letter of Transmittal; and (3) the agreement may be enforced against such participant.

Delivery of Documents to the Depository Trust Company’s Book-Entry Transfer Facility Will Not Constitute Delivery to the Exchange Agent.

Only registered holders of Old Notes (which term, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company’s system whose name appears on a security position listing as the owner of the Old Notes) are entitled to tender their Old Notes for exchange in the Exchange Offer. If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the Exchange Offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the Exchange Offer on your own behalf, prior to completing and executing this Letter of Transmittal and delivering the certificates for your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

You Must Complete This Letter of Transmittal if You Are a Registered Holder of Old Notes (Which Term, for Purposes of This Letter of Transmittal, Includes Any Participant in the Depository Trust Company’s System Whose Name Appears on a Security Position Listing as the Owner of the Old Notes) and Either (1) You Wish to Tender the Certificates Representing Your Old Notes to the Exchange Agent Together With This Letter of Transmittal or (2) You Wish to Tender Your Old Notes By Book-Entry Transfer to the Exchange Agent’s Account at the Depository Trust Company and You Elect to Submit This Letter of Transmittal to the Exchange Agent Instead of an Agent’s Message.

In order to properly complete this Letter of Transmittal, you must: (1) complete the box entitled “Description of Old Notes Tendered,” (2) if appropriate, check and complete the boxes relating to book-entry transfer and the boxes entitled “Special Issuance Instructions” and “Special Delivery Instructions,” (3) sign this Letter of Transmittal by completing the box entitled “Sign Here” and (4) complete the box entitled “Substitute Form W-9.” By completing the box entitled “Description of Old Notes Tendered” and signing below, you will have tendered your Old Notes for exchange on the terms and conditions described in the Prospectus and this Letter of Transmittal. You should read the detailed instructions below before completing this Letter of Transmittal.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

BOX BELOW TO BE COMPLETED BY ALL TENDERING HOLDERS OF OLD NOTES.

DESCRIPTION OF OLD NOTES TENDERED (SEE INSTRUCTION 3)
Aggregate
Principal
Amount of
	Certificate	Old Note(s)	Principal
Name and Address of Registered Holder	Number(s)*	Tendered**	Amount

Total:

* Need not be completed by holders who tender by book-entry transfer.
** Old Notes tendered by this Letter of Transmittal must be in minimum denominations of $2,000 principal amount or larger integral multiples of $1,000. Unless otherwise indicated in column 3, a holder will be deemed to have tendered ALL of the Old Notes represented by the certificate(s) in column 1. See Instruction 4.

Boxes Below To Be Checked As Applicable.

☐	Check here if the certificate(s) representing your Old Notes is (are) being tendered with this letter of transmittal.

☐	Check here if the certificate(s) representing your Old Notes has (have) been lost, destroyed or stolen and you require assistance in obtaining a new certificate.

Certificate Number(s)

Principal Amount(s) Represented

You must contact the Exchange Agent to obtain instructions for replacing lost, destroyed or stolen certificate(s) representing Old Notes. (See Instruction 12)

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 1, 5 and 6)

To be completed ONLY if the Exchange Notes or Old Notes not tendered or exchanged are to be issued in the name of someone other than the registered holder of the Old Notes whose name(s) appear below in the box entitled “Sign Here.”

☐ Old Note(s) to:
☐ Exchange Note(s) to:

Name:
(Please Print)

Address:
(Zip Code)

Telephone Number ( ) -

(Tax Identification or Social Security No.)
(See Instruction 9)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5 and 6)

To be completed ONLY if the Exchange Notes or Old Notes not tendered or exchanged are to be delivered to someone other than the registered holder of the Old Notes whose name(s) appear(s) below in the box entitled “Sign Here” or to the registered holder at an address other than that shown below in the box entitled “Sign Here”.

☐ Old Note(s) to:
☐ Exchange Note(s) to:

Name:
(Please Print)

Address:
(Zip Code)

Telephone Number ( ) -

(Tax Identification or Social Security No.)
(See Instruction 9)

Boxes Below to be Checked by Eligible Guarantor Institutions Only.

☐	Check here if tendered Old Notes are being delivered by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company and complete the following

Name of Tendering Institution

Account Number

Transaction Code Number

☐	Check here if Old Notes that are not tendered or not exchanged are to be returned by crediting The Depository Trust Company account number indicated above.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, as described in the Prospectus and this Letter of Transmittal, I hereby tender to Tenneco Inc. the aggregate principal amount of Old Notes described above in the box entitled “Description of Old Notes Tendered” in exchange for a like principal amount of Exchange Notes which have been registered under the Securities Act.

Subject to and effective upon the acceptance for exchange of all or any portion of the Old Notes tendered by this Letter of Transmittal in accordance with the terms and conditions of the Exchange Offer — including, if the Exchange Offer is extended or amended, the terms and conditions of any extension or amendment — I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Old Notes tendered by this Letter of Transmittal. I hereby irrevocably constitute and appoint the Exchange Agent as my agent and attorney-in-fact with full knowledge that the Exchange Agent is also acting as the agent of the Company in connection with the Exchange Offer with respect to the tendered Old Notes, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Prospectus, to (i) deliver certificates for the tendered Old Notes to the Company together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, upon receipt by the Exchange Agent, as my agent, of the Exchange Notes to be issued in exchange for the tendered Old Notes, (ii) present certificates for the tendered Old Notes for transfer, and to transfer the tendered Old Notes on the books of the Company, and (iii) receive for the account of the Company all benefits and otherwise exercise all rights of ownership of the tendered Old Notes, all in accordance with the terms and conditions of the Exchange Offer.

I hereby represent and warrant that I have full power and authority to tender, sell, assign and transfer the Old Notes tendered by this Letter of Transmittal and that, when the tendered Old Notes are accepted for exchange, the Company will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the tendered Old Notes are not subject to any adverse claims or proxies. I will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Notes tendered by this Letter of Transmittal, and I will comply with my obligations under the Registration Rights Agreement, dated as of August 3, 2010 (the “REGISTRATION RIGHTS AGREEMENT”), by and among the Company, the guarantors named therein (the “SUBSIDIARY GUARANTORS”) and the initial purchasers named therein, represented by Deutsche Bank Securities Inc. I have read and I agree to all of the terms of the Exchange Offer.

The name(s) and address(es) of the registered holder(s) (which term, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company’s system whose name appears on a security position listing as the holder of the Old Notes) of the Old Notes tendered by this Letter of Transmittal are printed above as they appear on the certificate(s) representing the Old Notes. The certificate number(s) and the Old Notes that I wish to tender are indicated in the appropriate boxes above.

Unless I have otherwise indicated by completing the box entitled “Special Issuance Instructions” above, I hereby direct that the Exchange Notes be issued in the name(s) of the undersigned or, in the case of a book-entry transfer of Old Notes, that the Exchange Notes be credited to the account indicated above maintained with The Depository Trust Company. Similarly, unless I have otherwise indicated by completing the box entitled “Special Delivery Instructions,” I hereby direct that the Exchange Notes be delivered to the address shown below my signature.

If I have (1) tendered any Old Notes that are not exchanged in the Exchange Offer for any reason or (2) submitted certificates for more Old Notes than I wish to tender, unless I have otherwise indicated by completing the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions,” I hereby direct that certificates for any Old Notes that are not tendered or not exchanged should be issued in the name of the undersigned, if applicable, and delivered to the address shown below my signature or, in the case of a book-entry transfer of Old Notes, that Old Notes that are not tendered or not exchanged be credited to the account indicated above maintained with The Depository Trust Company, in each case, at the Company’s expense, promptly following the expiration or termination of the Exchange Offer.

I understand that if I decide to tender Old Notes, and the Company accepts the Old Notes for exchange, this will constitute a binding agreement between me and the Company, subject to the terms and conditions set forth in the Prospectus and this Letter of Transmittal.

I also recognize that, under certain circumstances described in the Prospectus under the caption “The Exchange Offer — Conditions to the Exchange Offer,” the Company may not be required to accept for exchange any of the Old Notes tendered by this Letter of Transmittal.

By tendering Old Notes and executing this Letter of Transmittal, or delivering an Agent’s Message instead of this Letter of Transmittal, I hereby represent and agree that: (1) I am not, nor is the person receiving my Exchange Notes pursuant the Exchange Offer, an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or any of the Subsidiary Guarantors; (2) any Exchange Notes I or any such other person receive in the Exchange Offer are being acquired in the ordinary course of business; (3) neither I nor any such other person has any arrangement or understanding with any person to participate in a distribution of the Exchange Notes to be issued in the Exchange Offer; and (4) if I am a Participating Broker-Dealer (as defined below), I will receive the Exchange Notes for my own account in exchange for Old Notes that I acquired as a result of my market-making or other trading activities and I will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes I receive in the Exchange Offer. As used in this Letter of Transmittal, a “Participating Broker-Dealer” is a broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes that it acquired as a result of market-making or other trading activities (other than Old Notes acquired directly from the Company or any affiliate of the Company). If I am a Participating Broker-Dealer, by making the representation set forth above and delivering a prospectus in connection with any resale transaction involving the Exchange Notes, I understand that I will not be deemed to have admitted that I am an “underwriter” within the meaning of the Securities Act. If I am using the Exchange Offer to participate in a distribution of the Exchange Notes, I acknowledge and agree that, if the resales are of Exchange Notes obtained by me in exchange for Old Notes acquired by me in the Exchange Offer directly from the Company or an affiliate thereof, I (1) could not, under Securities and Exchange Commission policy, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

To the extent necessary to ensure that the Prospectus is available for sales of Exchange Notes acquired by Participating Broker-Dealers, the Company and the Subsidiary Guarantors agree to use their respective reasonable best efforts to keep the Registration Statement of which the Prospectus forms a part continuously effective, supplemented, amended and current as required by and subject to the Registration Rights Agreement and in conformity with the requirements of the Registration Rights Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of up to 180 days from the date the Exchange Offer is consummated or such shorter period as provided in the Registration Rights Agreement, under the circumstances and for the purposes set forth in the Registration Rights Agreement. Each Participating Broker-Dealer, by tendering Old Notes and executing this Letter of Transmittal, or delivering an Agent’s Message instead of this Letter of Transmittal, agrees that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference in the Prospectus, in light of the circumstances under which they were made, not misleading, the Participating Broker-Dealer will suspend the sale of Exchange Notes under the Prospectus. Each Participating Broker-Dealer further agrees that, upon receipt of a notice from the Company to suspend the sale of Exchange Notes as provided above, the Participating Broker-Dealer will suspend resales of the Exchange Notes until (1) the Company has amended or supplemented the Prospectus to correct the misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the Participating Broker-Dealer or (2) the Company has given notice that the sale of the Exchange Notes may be resumed, as the case may be. If the Company gives notice to suspend the sale of the Exchange Notes as provided above, it will extend the period referred to above during which Participating Broker-Dealers are entitled to use the Prospectus in connection with the resale of Exchange Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers receive copies of the supplemented or amended Prospectus necessary to permit resales of the Exchange Notes or to and including the date on which the Company has given notice that the sale of Exchange Notes may be resumed, as the case may be.

As a result, a Participating Broker-Dealer who intends to use the Prospectus in connection with resales of Exchange Notes received in exchange for Old Notes in the Exchange Offer must notify the Company, on or prior to the expiration of the Exchange Offer, that it is a Participating Broker-Dealer. Participating Broker-Dealers must send the required written notice to the Company’s executive offices located at 500 North Field Drive, Lake Forest, Illinois 60045, Attn: James Harrington, Senior Vice President, General Counsel and Corporate Secretary, and this notice must be received by the Company prior to the expiration of the Exchange Offer.

Interest on the Exchange Notes will accrue as described in the Prospectus under the caption “Description of the Notes — Principal, Maturity and Interest.”

All authority conferred in or agreed to be conferred in this Letter of Transmittal will survive my death or incapacity, and any obligation of mine under this Letter of Transmittal will be binding upon my heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns. Except as stated in the Prospectus, this tender is irrevocable.

SIGN HERE
(SEE INSTRUCTIONS 2, 5 AND 6)
(PLEASE COMPLETE SUBSTITUTE FORM W-9 BELOW)
(NOTE: SIGNATURE(S) MUST BE GUARANTEED IF REQUIRED BY INSTRUCTION 2)

This Letter of Transmittal must be signed by (1) the registered holder(s) (which term, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company’s system whose name appears on a security position listing as the holder of the Old Notes) exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for the Old Notes tendered or on the register of holders maintained by or for the Company, or (2) by any person(s) authorized to become the registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal — including any opinions of counsel, certifications and other information as may be required by the Company in accordance with the restrictions on transfer applicable to the Old Notes. If the signature below is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another acting in a similar fiduciary or representative capacity, please set forth the signer’s full title.

See instruction 5.

Signature(s) of Noteholder(s)

Dated:

Name(s):
(Please Print)

Capacity:

Address:
(Zip Code)

Tax Identification or Social Security No.:
(See Instruction 9)

Area Code and Telephone No.:

No.:

No.:

Signature(s) Guaranteed
(See Instruction 2, if required)

Eligible Guarantor Institution:

Official Signature:

Dated:

PAYER’S NAME: U.S. BANK NATIONAL ASSOCIATION

SUBSTITUTE FORM W-9
Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.

Name

Business Name
Please check appropriate box

☐  Individual/Sole Proprietor
☐  Corporation ☐  Partnership
☐  Other
☐  Exempt

City, State, Zip Code
Social Security Number (If Awaiting TIN Write “Applied For”) OR Employer Identification Number (If Awaiting TIN Write “Applied For”)

Department of the Treasury Internal Revenue Service Payer’s Request For Taxpayer Identification Number (“TIN”)	PART 2 — Certificate — Under Penalties of Perjury,
I certify that:

(1)  the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),
(2)  I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3)  I am a U.S. person (including a U.S. resident alien) and will notify the Company of any change in such status within thirty (30) days of any such change.

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject backup withholding because of underreporting interest or dividends on your tax returns. However, if after being notified by the IRS that you are subject to backup withholding, you receive another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2). (Also see instructions in the enclosed Guidelines.)

Signature:	Date: , 20

Part 3 — Awaiting TIN ☐

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX
IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (1) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number to the Exchange Agent by the time of payment, 28% of all reportable payments made to me thereafter will be withheld, but that such amounts will be refunded to me if I provide a certified Taxpayer Identification Number to the Exchange Agent within sixty (60) days.

Signature:    Date:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES.  You must complete this Letter of Transmittal if you are a holder of Old Notes (which term, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company’s system whose name appears on a security position listing as the holder of the Old Notes) and either (a) you wish to tender the certificates representing your Old Notes to the Exchange Agent together with this Letter of Transmittal or (b) you wish to tender your Old Notes by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company and you elect to submit this Letter of Transmittal to the Exchange Agent instead of an Agent’s Message. In order to constitute a valid tender of your Old Notes, the Exchange Agent must receive the following documents at one of the addresses listed above prior to the expiration of the Exchange Offer: (i) certificates for the Old Notes, in proper form for transfer, or Book-Entry Confirmation of transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company, (ii) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message instead of this Letter of Transmittal, and (iii) all other documents required by this Letter of Transmittal. Old Notes tendered in the Exchange Offer must be in minimum denominations of $2,000 principal amount and larger integral multiples of $1,000.

THE METHOD OF DELIVERY OF CERTIFICATES FOR OLD NOTES, LETTERS OF TRANSMITTAL, AGENT’S MESSAGES AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION. IF YOU DELIVER YOUR OLD NOTES BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. DO NOT SEND CERTIFICATES FOR OLD NOTES, LETTERS OF TRANSMITTAL, AGENT’S MESSAGES OR OTHER REQUIRED DOCUMENTS TO THE COMPANY.

The Company will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of this Letter of Transmittal or delivery of an Agent’s Message instead of the Letter of Transmittal, waives any right to receive any notice of the acceptance of such tender.

2. GUARANTEE OF SIGNATURES.  No signature guarantee on this Letter of Transmittal is required if:

(a) this Letter of Transmittal is signed by the registered holder (which term, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company’s system whose name appears on a security position listing as the owner of the Old Notes) of Old Notes tendered with this Letter of Transmittal, unless such holder(s) has completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” above, or (b) the Old Notes are tendered for the account of a firm that is an Eligible Guarantor Institution.

In all other cases, an Eligible Guarantor Institution must guarantee the signature(s) on this Letter of Transmittal. See Instruction 5.

An “Eligible Guarantor Institution” (as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”)) means:

•	Banks (as defined in Section 3(a) of the Federal Deposit Insurance Act);

•	Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers (as defined in the Exchange Act);

•	Credit unions (as defined in Section 19(b)(1)(A) of the Federal Reserve Act);

•	National securities exchanges, registered securities associations and clearing agencies (as these terms are defined in the Exchange Act); and

•	Savings associations (as defined in Section 3(b) of the Federal Deposit Insurance Act).

3. INADEQUATE SPACE.  If the space provided in the box captioned “Description of Old Notes Tendered” is inadequate, the certificate number(s) and/or the principal amount of Old Notes and any other required information should be listed on a separate signed schedule which is attached to this Letter of Transmittal.

4. PARTIAL TENDERS AND WITHDRAWAL RIGHTS.  Tenders of Old Notes will be accepted only in minimum denominations of $2,000 principal amount or larger integral multiples of $1,000. If you are tendering less than all of the Old Notes evidenced by any certificate you are submitting, please fill in the principal amount of Old Notes which are to be tendered in column 3 (“Principal Amount of Old Notes Tendered”) of the box entitled “Description of Old Notes Tendered.” In that case, unless you have otherwise indicated by completing the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions,” new certificate(s) for the remainder of the Old Notes that were evidenced by your old certificate(s) will be sent to the registered holder of the Old Notes, promptly after the expiration of the Exchange Offer. All Old Notes represented by certificates delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

Except as otherwise provided in this Letter of Transmittal, tenders of Old Notes may be withdrawn at any time prior to the expiration of the Exchange Offer. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to the expiration of the Exchange Offer at one of the addresses listed above. Any notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn, including the principal amount of the Old Notes, and, if applicable, the registration numbers and total principal amount of such Old Notes, and where certificates for Old Notes have been transmitted, specify the name in which the Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Guarantor Institution unless the holder is an Eligible Guarantor Institution. If Old Notes have been tendered using the procedure for book-entry transfer described in the Prospectus under the caption “The Exchange Offer — Book-Entry Transfer,” any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the book-entry transfer facility. All questions as to the validity, form and eligibility (including time of receipt) of these notices will be determined by the Company. Any such determination will be final and binding.

Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the registered holder without cost to that holder promptly after withdrawal, non-acceptance of tender or termination of the Exchange Offer. In the case of Old Notes tendered using the procedure for book-entry transfer described in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering the Old Notes,” the Old Notes will be credited to the tendering holder’s account with The Depository Trust Company. Properly withdrawn Old Notes may be retendered at any time prior to the expiration of the Exchange Offer by following one of the procedures described in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering the Old Notes.”

5. SIGNATURES ON LETTER OF TRANSMITTAL, ASSIGNMENTS AND ENDORSEMENTS.  If this Letter of Transmittal is signed by the registered holder(s) of the Old Notes tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Old Notes tendered hereby are registered in the name of two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered Old Notes are registered in different name(s) on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registered holders.

When this Letter of Transmittal is signed by the registered holder(s) of the Old Notes listed and transmitted by this Letter of Transmittal, no endorsement(s) of certificate(s) or separate bond power(s) are required unless Exchange Notes are to be issued in the name of a person other than the registered holder(s). Signature(s) on the certificate(s) or bond power(s) must be guaranteed by an Eligible Guarantor Institution.

If a person or persons other than the registered holder(s) of Old Notes signs the Letter of Transmittal, certificates for the Old Notes must be endorsed or accompanied by appropriate bond powers, signed exactly as the name or names of the registered holder(s) that appears on the certificates for the Old Notes and also must be accompanied by any opinions of counsel, certifications and other information as the Company may require in accordance with the restrictions on transfer applicable to the Old Notes. Signatures on certificates or bond powers must be guaranteed by an Eligible Guarantor Institution.

If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign this Letter of Transmittal or any certificates for Old Notes or bond powers, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

6. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS.  If Exchange Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Exchange Notes are to be delivered to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

Certificates for Old Notes not exchanged will be returned by mail or, if tendered by book-entry transfer, by crediting the account indicated above maintained with The Depository Trust Company. See Instruction 4.

7. IRREGULARITIES.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion. The Company’s determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Old Notes improperly tendered or to not accept any Old Notes, the acceptance of which might be unlawful as determined by the Company or its counsel. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any Old Notes either before or after the expiration of the Exchange Offer — including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer; provided that any waiver of a condition of tender will apply to all Old Notes and not only to particular Old Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the expiration of the Exchange Offer — including the terms and conditions of the Letter of Transmittal and the accompanying instructions — will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as determined by the Company. However, all conditions must be satisfied or waived prior to the expiration of the Exchange Offer (as extended, if applicable). Neither the Company, the Exchange Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor will the Company have any liability for failure to give such notification.

8. QUESTIONS, REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES.  Questions and requests for assistance may be directed to the Exchange Agent at the addresses and telephone number listed on the front of this Letter of Transmittal. Additional copies of the Prospectus, this Letter of Transmittal may be obtained from the Exchange Agent or from your broker, dealer, commercial bank, trust company or other nominee.

9. 28% BACKUP WITHHOLDING; SUBSTITUTE FORM W-9. Notice Pursuant to IRS Circular 230.  The discussion under this heading “28% BACKUP WITHHOLDING; SUBSTITUTE FORM W-9” is not intended or written by us or our counsel to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed under U.S. tax laws. The discussion under this heading “28% BACKUP WITHHOLDING; SUBSTITUTE FORM W-9” is provided to support the promotion or marketing by us of the Exchange Offer. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor concerning the potential tax consequences of an exchange of the Old Notes for Exchange Notes pursuant to the Exchange Offer.

Under U.S. federal income tax law, a holder whose tendered Old Notes are accepted for exchange is required to provide the Exchange Agent with the holder’s correct taxpayer identification number (“TIN”) on Substitute Form W-9 above. If the Exchange Agent is not provided with the correct TIN, the Internal Revenue Service may subject the holder or other payee to a $50 penalty. In addition, cash payments to such holders or other payees with respect to Old Notes exchanged in the Exchange Offer may be subject to 28% backup withholding.

The box in Part 3 of the Substitute Form W-9 may be checked if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number above in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% of all payments made prior to the time a properly certified

TIN is provided to the Exchange Agent. The Exchange Agent will retain all amounts withheld during the 60-day period following the date of the Substitute Form W-9. If the holder furnishes the Exchange Agent with its TIN within 60 days after the date of the Substitute Form W-9, the amounts retained during the 60-day period will be remitted to the holder and no further amounts will be retained or withheld from payments made to the holder thereafter. If, however, the holder has not provided the Exchange Agent with its TIN within the 60-day period, amounts withheld will be remitted to the IRS as backup withholding. In addition, 28% of all payments made thereafter will be withheld and remitted to the IRS until a correct TIN is provided.

The holder is required to give the Exchange Agent the social security number or employer identification number of the registered holder of the Old Notes or of the last transferee appearing on the transfers attached to, or endorsed on, the Old Notes. If the Old Notes are registered in more than one name or are not in the name of the actual holder, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

Certain holders — including, among others, corporations, financial institutions and certain foreign persons — may not be subject to these backup withholding and reporting requirements. These holders should nevertheless complete the Substitute Form W-9 above, and check the applicable box in Part 1 of the Substitute Form W-9, to avoid possible erroneous backup withholding. A foreign person may qualify as an exempt recipient by submitting a properly completed IRS Form W-8BEN, signed under penalties of perjury, attesting to that holder’s exempt status. Please consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which holders are exempt from backup withholding.

Backup withholding is not an additional U.S. Federal income tax. Rather, the U.S. Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained.

10. WAIVER OF CONDITIONS.  The Company’s obligation to complete the Exchange Offer is subject to the conditions described in the Prospectus under the caption “The Exchange Offer — Conditions to the Exchange Offer.” These conditions are for the Company’s benefit only and the Company may assert them regardless of the circumstances giving rise to any condition. The Company may also waive any condition in whole or in part at any time in its sole discretion; provided that any waiver of a condition of tender will apply to all Old Notes and not only to particular Old Notes. The Company’s failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right and each right is an ongoing right that the Company may assert at any time.

11. NO CONDITIONAL TENDERS.  No alternative, conditional or contingent tenders will be accepted. All tendering holders of Old Notes, by execution of this Letter of Transmittal, waive any right to receive notice of the acceptance of Old Notes for exchange.

12. LOST, DESTROYED OR STOLEN CERTIFICATES.  If any certificate(s) representing Old Notes have been lost, destroyed or stolen, the holder should check the box above regarding lost, destroyed or stolen certificates and promptly notify the Exchange Agent. The holder will then be instructed as to the steps that must be taken in order to replace the certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificate(s) have been followed.

13. TRANSFER TAXES.  You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the Exchange Offer unless you instruct the Company to register Exchange Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax. If satisfactory evidence of payment of these taxes or an exemption from payment is not submitted with this Letter of Transmittal, no certificates for Exchange Notes will be issued until such evidence is received by the Exchange Agent.

IMPORTANT: UNLESS YOU COMPLY WITH THIS LETTER OF TRANSMITTAL (OR A FACSIMILE OF THIS LETTER OF TRANSMITTAL), OR, IN THE CASE OF OLD NOTES TENDERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT’S ACCOUNT AT THE DEPOSITORY TRUST COMPANY, AN AGENT’S MESSAGE INSTEAD OF THIS LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER — Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the Payer.

Give the
SOCIAL SECURITY
For this type of account:		number of —
1.	An individual’s account	The Individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship or single-owner limited liability company	The owner(3)

Give the
SOCIAL SECURITY
For this type of account:		number of —
6.	Disregarded entity not owned by an individual	The owner
7.	A valid trust, estate, or pension trust	The legal entity (do not furnish the identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)
8.	Corporation or limited liability account electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt	The organization
10.	Partnership or multi-member limited liability company	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural payments	The public entity

(1)	List the first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	You must show the individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one). If you are a sole proprietor, the IRS encourages you to use your social security number.

(4)	List first and circle the name of the legal trust, estate or pension trust.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•	An organization exempt from tax under section 501(a), or an individual retirement plan.

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.

Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer required to register in securities or commodities registered in the U.S. or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a).

•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

•	An entity registered at all times under the Investment Company Act of 1940.

•	A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments. — If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information with Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT
YOUR TAX CONSULTANT OR THE INTERNAL
REVENUE SERVICE